EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 3, 2024 relating to the financial statements of Titan Machinery Inc. and the effectiveness of Titan Machinery Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Titan Machinery Inc. for the year ended January 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 3, 2024